Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
         --------------------------------------------------------


We consent to the use, in the statement on Form 10-K of Generic Marketing Services, Inc. of our report dated October 16, 2008 on our audit of the financial statements of Generic Marketing Services, Inc. as of July 31, 2008 and 2007, and the related statements of operations, stockholders' equity and cash flows for the year ended July 31, 2008, and since inception on July 19, 2007 through July 31, 2007 and 2008.


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates, Chartered
    Las Vegas, Nevada
    October 22, 2008

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